UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 1, 2012

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
Tysons Corner, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.       Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On August 1, 2012, Child, Van Wagoner & Bradshaw, PLLC (“CVB”), the independent registered public accounting firm for Lightbridge Corporation (the “Company”) ceased its accounting practice for reporting companies with the U.S. Securities and Exchange Commission (“SEC”). At or about the same time, Anderson Bradshaw PLLC (“Anderson Bradshaw”) was established as a successor firm to CVB to continue performing audits for SEC reporting companies. As Anderson Bradshaw is viewed as a separate legal entity, the Company dismissed CVB as its independent registered public accounting firm and engaged Anderson Bradshaw, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2012, and the interim periods for fiscal 2012 and 2013. The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors and subsequently approved by the Board of Directors.

None of the reports of CVB regarding the Company’s financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and CVB for the two most recent fiscal years or any subsequent interim period through the dismissal of CVB on August 1, 2012, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CVB, would have caused CVB to make reference to the subject matter of the disagreement in connection with its report.

Further, at no time during the two most recent fiscal years or any subsequent interim period through the dismissal of CVB on August 1, 2012, was the Company advised by CVB that:

1) internal controls necessary to develop reliable financial statements did not exist;

2) information had come to the attention of CVB which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of an audit should be expanded significantly, or information had come to the attention of CVB that they concluded would, or if further investigated , could have have materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2012.

The Company furnished CVB with a copy of this disclosure on August 2, 2012, providing it with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from CVB, dated August 2, 2012, is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

On August 1, 2012, the Company engaged Anderson Bradshaw as its independent registered public accounting firm to audit the Company’s financial statements as successor to CVB. During the Company’s two most recent fiscal years and subsequent interim period, the Company did not consult with Anderson Bradshaw regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Anderson Bradshaw provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Further, during the Company’s two most recent fiscal years and subsequent interim period, the Company did not consult Anderson Bradshaw on any matter that was the subject of a disagreement or a reportable event.

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
16.1	Letter from Child, Van Wagoner & Bradshaw, PLLC, dated August 2, 2012, regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2012
LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae
Seth Grae
President and Chief Executive Officer